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                                                                    EXHIBIT 4.50

                             MEMORANDUM OF AGREEMENT


                                     between

                                DAUN ET CIE A.G.

                                       and

                        COURTHIEL HOLDINGS (PTY) LIMITED

                                       and

                      KHUMO BATHONG HOLDINGS (PTY) LIMITED

                                       and

                                CLAAS EDMOND DAUN

                                       and

                          PAUL CORNELIS THOMAS SCHOUTEN

                                       and

                              MOLTIN PASEKA NCHOLO

                                       and

                        MASECHABA PALESA MOLETSANE NCHOLO

                                       and

                             MICHELLE PATIENCE BAIRD

                                       and

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                              DEREK SEAN WEBBSTOCK

             (hereinafter referred to collectively as "the Sellers)
                                 on the one hand

                                       and

                       CROWN GOLD RECOVERIES (PTY) LIMITED
                  (hereinafter referred to as "the Purchaser')
                                on the other hand

WHEREBY the Purchaser purchases from the Sellers the entire issued share capital of East Rand Proprietary Mines Limited (the Company") as well as all shareholders' claims of whatsoever nature against the Company.

DEFINITIONS

In this agreement, unless inconsistent with the context, the following terms shall have the meanings assigned to them hereunder:

"THE CLOSING DATE" means the day following that on which the suspensive condition contained in clause 6 is fulfilled;

"THE COMPANY" means East Rand Proprietary Mines Limited (Reg No. 1893100773106);

"DATE OF SIGNATURE" means the date of signature of this agreement by the last signing party hereto;

"THE EFFECTIVE DATE" means 8 October 2002, notwithstanding date of signature;

"THE SHARES" means the entire issued share capital of the Company, being 163 096 086 ordinary shares having a par nominal value of R1,00 each;

"SHAREHOLDERS' CLAIMS" means the aggregate of all claims in respect of any cause of indebtedness whatsoever which the Sellers or any of them may have against the Company as at the effective date, and without limiting the aforegoing, including those in respect of monies

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advanced, contingent or conditional claims, loan accounts, claims whether acquired by cession or otherwise, and interest on any of the aforegoing.

Words importing:

the singular shall include the plural and vice versa;

any one gender shall include the others;

persons shall, where the context admits, include firms or corporations;

this agreement, shall include all annexes thereto which shall be initialled by the parties hereto, or signed, as the case may be.

Terms in this agreement in quotation marks are thereby defined by their context, and shall throughout this agreement bear their meanings as so defined, unless inconsistent with their context.

The headings to the paragraphs of this agreement are for reference purposes only, and shall not affect the interpretation of this Agreement or any part thereof.

RECORDALS

        It is recorded that -

Daun Et Cie A.G. and Khumo Bathong Holdings (Pty) Limited ("KBH"), acting on behalf of the Sellers, concluded an agreement with the Purchaser on 5 September 2002 ("the Heads of Agreement") in terms of which the latter purchased the Shares and Shareholders' Claims, which agreement expressed the intention that a formal agreement would be entered into by 8 October 2002 to expand upon the Heads of Agreement to the extent deemed prudent to do so.

Subject to the parties concluding this agreement on the terms and conditions herein contained, the Purchaser is satisfied with the due diligence investigation ('the due diligence") conducted by it pursuant to the Heads of Agreement. The condition precedent therein pertaining to the due diligence investigation is accordingly deemed to have been fulfilled.

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The Sellers are between them the owners of the Shares and Shareholders' Claims.

The parties now conclude this agreement, being the formal agreement contemplated in the Heads of Agreement, and this Agreement shall supersede the Heads of Agreement.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

SALE OF SHARES AND CLAIMS

     Subject to fulfilment of the suspensive condition contained in clause 6 below ("the condition"), the Sellers hereby sell the Shares and Shareholders' Claims to the Purchaser, who hereby purchases same.

PURCHASE PRICE

The purchase price payable by the Purchaser to the Sellers for -

the Shares, is R2,00 (TWO RAND);

the Shareholders' Claims, is R100 000 000,00 (ONE HUNDRED MILLION RAND).

It is recorded that the purchase price herein stipulated is R30 000 000,00 (THIRTY MILLION RAND) less than that provided for in the Heads of Agreement, by virtue of -

the due diligence having brought to the Purchaser's attention various aspects of the Company's affairs, by virtue of which the Purchaser requires a diminution of the purchase price in the amount of R40 000 000,00 (FORTY MILLION RAND);

the "Courthiel working capital loan" of R10 000 000 (TEN MILLION RAND) referred to in paragraph 4 of the Heads of Agreement, which was therein excluded from the Shareholders' Loans thereby sold, now being included and forming part of the Shareholders' Loans hereby sold, hence the parties have agreed to a net reduction in the purchase price of R30 000 000 (THIRTY MILLION RAND).

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PAYMENT

Notwithstanding the condition, the Purchaser shall pay R60 000 00,00 (SIXTY MILLION RAND) of the purchase price to Daun Et Cie A.G. on behalf of the Sellers within 3 (THREE) days of date of signature of this agreement and against delivery of the documents of title as provided in 7 below.

The said sum is deemed a loan to the Sellers, interest free pending or failing fulfilment of the condition, secured by the pledge of the Shares and cession to the Purchaser IN SERCURITAM DEBITI of the Shareholders' Claims as referred to in
5.3 below. Upon fulfilment of the condition the said sum shall be deemed to be paid to the Sellers on account of the purchase price. Should the condition not be fulfilled or should this agreement be terminated for any other reason whatsoever, then the loan shall immediately become due and payable to the Purchaser.

Each of the Sellers by their signatures hereto, hereby pledges its Shares in and cedes its Shareholders' Claims against the Company to the Purchaser in SECUITAM DEBITI (hereinafter referred to in this clause as "the Securities") for the repayment to the Purchaser of the sum of R60 000 000 (SIXTY MILLION RAND) if and when such sum becomes repayable for any reason whatsoever. Should the said sum become repayable and the Sellers fail to repay same within 14 (FOURTEEN) days of notice calling upon them to them to do so, the Purchaser shall be entitled, without first obtaining an order of court, to cause all or any of the Securities to be sold either by public auction or private treaty, as the Purchaser in its sole and absolute discretion deems fit, and to convey valid title in the securities to any purchaser thereof, and to apply the net proceeds of such sale towards the Sellers' indebtedness, for which purpose it may use the share transfer forms referred to in 7.2.2.

As to the balance of the purchase price of R40 000 000,00 (FORTY MILLION RAND) KHUMO BATHONG HOLDINGS (PTY) LIMITED ("KBH") shall use its best endeavours to procure a loan to it of R40 000 000,00 (FORTY MILLION RAND) from the Industrial Development Corporation ("IDC") by not later than 30 November 2002, wherewith to pay to the Sellers the balance of the purchase price. KBH shall not be obliged to offer or provide security in any form for such loan, but will otherwise do everything reasonably required to successfully apply for and prosecute such application and to obtain such loan. The said sum shall be payable by the Purchaser to the Sellers immediately it is advanced by IDC to KBH and upon fulfilment of the condition, that is to say upon the later of these two events.

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Should KBH be unsuccessful in procuring the aforesaid loan, the said balance of
R40 000 000,00 (FORTY MILLION RAND) of the purchase price will be paid to DAUN ET CIE A.G. on behalf of the Sellers, 12 (TWELVE) months after the date of signature of this Agreement.

No interest shall accrue or be payable on the balance of the purchase price at any time.

SUSPENSIVE CONDITION

The sale of the Shares and Shareholders' Claims is subject to the suspensive condition that the Competition Commission established in accordance with provisions of the Competition Act No. 89 of 1998 approves this transaction insofar as is required by law.

The parties reciprocally warrant in favour of each other that they will in good faith use their best endeavours to fulfil the condition as soon as reasonably possible, and to this end they shall do all things, including to supply such information and execute such documentation as may be reasonably required in order to bring about the fulfilment of the condition.

Those aspects of this agreement whose operation is expressly or by necessary implication not suspended pending fulfilment of the condition, shall be carried out by the parties timeously and expeditiously.

Should the condition not be fulfilled, then and in such event the sale of the Shares and Shareholders' claims shall ipso facto be and become null and void AB INITIO and the parties shall be obliged to restore each other, as reciprocal obligations, as near as possible to the status quo ante as at the date of signature of this agreement, subject to the pledge of the Shares and cessions of the Shareholders' claims in SECURITAM DEBITI and other surviving provisions of this agreement.

All costs of and in connection with the application to the Competition Commission for approval of this transaction, shall be borne and paid by the Sellers and the Purchaser in equal shares.

DELIVERY OF DOCUMENTS OF TITLE

     As soon after date of signature as is practical and against payment of the sum referred to in 5.1, the Sellers shall deliver -

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to the Purchaser, a resolution passed by the Company acknowledging and agreeing to the cessions referred to in 5.3 above;

to the Purchaser's auditors, ________who shall retain same in trust as the Purchaser's agent in perfection of the pledge and pending the closing date (whereupon they shall hand same to the Purchaser) -

the original share certificates in respect of all of the Shares;

appropriate share transfer forms in respect of each of the said certificates, signed by the registered owners thereof, in negotiable form and undated, with appropriate authority to insert the appropriate date therein;

written and signed resignations of each of the present directors of the Company, with appropriate authority to date same on the closing date;

a resolution duly passed by the Company -

approving the sale and transfer of the Shares in terms of this agreement;

accepting the resignations of the existing directors and the appointment of the Purchaser's nominees as directors; and

acknowledging and agreeing to the outright cession and assignment of the Shareholders' Claims to the Purchaser as contemplated by this agreement,

               all with effect from the closing date.

OWNERSHIP, POSSESSION AND DELIVERY

For avoidance of doubt, ownership of the Shares shall only pass to the Purchaser on the closing date, but thereupon retrospectively to the effective date upon which date all risks and benefits in and to the Shares shall be deemed to have passed to the Purchaser.

The Purchaser assumed full management control of the operations of the Company on 9 September 2002 pursuant to the Heads of Agreement, and in so doing took possession of all the

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assets of the Company, and thereby perfected the Agreement of Pledge of assets concluded between DRD as pledgee and the Company as pledgor dated 12 September 2002.

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MANAGEMENT DURING THE INTERIM PERIOD

Between the effective date and the closing date, DRD shall manage the operations of the Company on the terms contained in the Management Agreement annexed hereto marked "A". Notwithstanding anything to the contrary contained in the Management Agreement, DRD shall be entitled but not obliged to fulfil any further obligations or functions in terms of the Management Agreement in the event of non fulfilment of the condition, until such time as the loan by DRD to the Company together with interest thereon has been repaid in full, and full restitution has been made to the Purchaser in terms of 6.4 above.

The Purchaser shall be entitled during the interim period to provide or procure loans to the Company for its working capital requirements and necessary capital expenditure, on such terms as the Purchaser is able, and subject to the provision by the Company of such security as may be acceptable to the lender, and the Sellers undertake to pass such Resolutions of the Company as may be necessary to give effect hereto, including the waiver of notice of meetings required to be convened for such purpose, forthwith upon being required to do so by the Purchaser.

ENVIRONMENTAL REHABILITATION

The Purchaser shall procure that the Company shall bear all responsibility of whatsoever nature for the statutory environmental obligations relating to the rehabilitation of the mining properties of the Company (whether as envisaged under Chapter VI of the Minerals Act No 50 of 1991, as amended, or otherwise), including all obligations to furnish guarantees and the like to the Department of Minerals and Energy affairs, the Sellers to be free of all obligation in this regard;

The Sellers shall procure that all funds held in the Enderbrooke Trust Fund, being the Fund established for the purposes of rehabilitation aforesaid, shall be transferred to The Crown Rehabilitation Trust Fund, and the Sellers shall bear the obligation to obtain all approvals required for this purpose, be they from South African Revenue Authorities, Department of Minerals and Energy, or whomsoever.

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WARRANTIES

Each of the Sellers hereby warrants to the Purchaser that it is the beneficial owner of the number of the Shares registered in the Company Register in its name, that it is entitled and able to give to the Purchaser free and unencumbered title to such Shares and to that portion of the Shareholders' Claims as belongs to it, and that no person will have any right (including inter alia, any option or right of first refusal) to acquire any of its Shares or its Shareholders' Claims against the Company, present or future.

Save as is expressly or by necessary implication set out in this Agreement, no express or implied warranties have been given to the Purchaser by the Sellers or anyone on their behalf, and this Agreement is accordingly entered into on a voetstoots basis and without any warranties or representations whatsoever in regard thereto.

BREACH PROVISIONS

Should any of the parties commit any breach of any provisions of this agreement which relate to it, then and in such event an aggrieved party shall be obliged to afford the defaulting party a period of 14 (FOURTEEN) days written notice (calculated from the date of receipt thereof) within which to remedy the breach, failing which the aggrieved party shall then be entitled to cancel this Agreement, alternatively to claim immediate payment and/or performance from the defaulting party of all the defaulting party's obligations, in either event without prejudice to the aggrieved party's rights to claim damages and without prejudice to any other rights the aggrieved party may have in law.

ADJUDICATION OF DISPUTES

Subject to the overriding provisions of the Companies Act as read with the Insolvency Act and save as elsewhere provided in this agreement to the contrary. Should a dispute arise between any of the parties in regard to :-

the interpretation of;

the effect of;

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the parties' respective rights or obligations under;

a breach of;

the termination of;

any matter arising out of the termination of;

                this agreement, that dispute shall be decided by arbitration in the manner set out in this clause 13.

The arbitrator shall be appointed by the parties hereto, and failing agreement, shall be nominated by the Arbitration Foundation of Southern Africa ("AFSA"). Should AFSA not be in existence at the time, the nominations shall be made by the Chairman for the time being of the Johannesburg Bar Council.

The arbitration shall be held at Sandton, Gauteng, and 'in camera' on the basis that such proceedings will be strictly private and confidential.

The arbitration shall be held in accordance with the Rules of AFSA, or if AFSA shall not be in existence, in accordance with the formalities and procedures settled by the arbitrator, which shall be in an informal and summary manner, that is, it shall not be necessary to observe or carry out either the usual formalities or procedures or the strict rules of evidence, and otherwise subject as aforesaid to the Arbitration Act of the Republic of South Africa and any statutory modification or, re-enactment thereof.

The arbitrator shall be entitled to -

investigate or cause to be investigated any matter, fact or thing which he considers necessary or desirable in connection with any matter referred to him for decision;

decide the matters submitted to him according to what he considers just and equitable in all the circumstances, having regard to the purpose of this agreement; and

for any of the aforesaid purposes to appoint or engage, or co-opt to whatever extent he deems appropriate, experts in any sphere, including mining or accounting, to assist him whether as expert

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witnesses, adjudicators on any issue, or otherwise, as the arbitrator may in his discretion deem fit and appropriate;

make such award, including an award for specific performance, an interdict, damages or a penalty or the costs of arbitration or otherwise, as he in his discretion may deem fit and appropriate.

The arbitration shall be held as expeditiously as possible after it is demanded with a view to it being completed within 30 (THIRTY) days after it has been so demanded.

This clause is severable from the remainder of this agreement and shall therefore remain in effect even if this agreement is terminated.

Subject to the above provisions of this clause 13, the law governing this agreement shall be South African law and the Court having jurisdiction to enforce any award made under this clause shall be the Witwatersrand Local Division of the High Court of the Republic of South Africa and all appeal courts therefrom.

DOMICILIUM AND NOTICES

The parties choose DOMICILIUM CITANDI ET EXECUTANDI ("domicilium") for the purposes of giving any notice, the payment of any sum, the serving of any process and for any other purpose arising from this agreement, as follows-

DAUN ET CIE at Banhofstrasse 21, 26180 Rastede, Germany.

COURTHIEL HOLDINGS (PTY) LIMITED at Vosmaar Street, DaIJosafat, Paari, 7646,
Fax: 021 3681904

KHUMO BATHONG HOLDINGS (PTY) LIMITED at

CLAAS EDMOND DAUN at Banhofstrasse 21, 26180 Rastede, Germany

PAUL CORNELIS THOMAS SCHOUTEN at Vosmaar Street, Dal Josafat, Paarl, 7646, Fax:
021 3681904

MOLTIN PASEKA NCHOLO at

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MASECHABA PALESA MOLETSANE NCHOLO at

MICHELLE PATIENCE BAIRD at

DEREK SEAN WEBBSTOCK at

CROWN GOLD RECOVERIES at

Each of the parties shall be entitled from time to time by written notice to the others, to vary its domicilium to any other address within the Republic of South Africa.

Any notice given and any payment made by any party to any other ("the addressee") which -

is delivered by hand during the normal business hours of the addressee at the addressee's domicilium for the time being, shall be presumed, until the contrary of proved by the addressee, to have been received by the addressee at the time of delivery;

is posted by prepaid registered post to the addressee at the addressee's domicilium for the time being shall be presumed, until the contrary is proved by the addressee, to have been received by the addressee on the tenth day after the date of posting;

is telefaxed, shall be presumed until the contrary is proved by the addressee, to have been received by the addressee on the day after the date of telefaxing.

GOOD FAITH AND IMPLEMENTATION

The parties undertake to do all such things, perform all such acts and take all steps to procure the doing of all such things and the performance of all such acts, as may be necessary or incidental to give, or which are conducive to the giving of effect to the terms, the condition and import of this agreement.

The parties shall at all times during the continuance of this agreement observe the principles of good faith towards one another in the performance of their obligations in terms of this agreement. This implies, without limiting the generality of the aforegoing that:-

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they will at all times during the term of this agreement act reasonably, honestly and in good faith;

they will perform their obligations arising from this agreement diligently and with reasonable care; and

they will make full disclosure to each other of any matter that may affect the execution of this agreement or its implementation from time to time.

NON-WAIVER

        Any relaxation of any of the terms of this agreement or any indulgence shown by any of the parties to any other, shall in no way prejudice the rights of such party and shall not be construed as a waiver or novation thereof, nor shall any party be estopped thereby from exercising any right it may have on due date.

WHOLE AGREEMENT

        This agreement constitutes the entire contract between the parties hereto and no amendment or consensual cancellation of this agreement or any provision or term thereof, and no extension of time, waiver, relaxation or suspension of any of the provisions or terms of this agreement, shall be of legal efficacy save insofar as the same is reduced to writing and signed by the parties.

CONFIDENTIALITY

        No public disclosures or announcements, media or otherwise, regarding the conclusion or content of this Agreement will be made except with the prior written consent of the Purchaser, Daun et Cie A.G., Courthiel Holdings (Pty) Limited and Khumo Bathong Holdings (Pty) Limited, which Consent shall not be unreasonably withheld, save that the Purchaser may make such disclosures or announcements as may be required of it according to law and the Regulations of the Johannesburg Stock Exchange.

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COSTS

        Save as otherwise provided for in clause 6.5, each of the parties shall bear its own costs of and incidental to the negotiation, preparation and execution of this Agreement. Any stamp duty payable in terms of this Agreement, shall be paid by the Purchaser.


THUS DONE AND SIGNED BY DAUN ET CIE at Rastede, Germany on this the 8th day of OCTOBER 2002 in the presence of the undersigned witnesses.

AS WITNESSES

1.      F. Eilerf

2.      D. Gisenhame                                   C.E. Daun
                                            -------------------------------


THUS DONE AND SIGNED BY COURTHIEL HOLDINGS (PTY) LIMITED at Johannesburg on this the ? th day of OCTOBER 2002 in the presence of the undersigned witnesses.

AS WITNESSES

1.      R. Mendelow

2.      _________________________

                                                            K. Wright
                                                -------------------------------
                                                    duly authorised hereto


THUS DONE AND SIGNED BY KHUMO BATHONG HOLDINGS (PTY) LIMITED at Boksburg on this the 10th day of OCTOBER 2002 in the presence of the undersigned witnesses.

AS WITNESSES

1.      R. Mendelow

2.      ___________________________

                                                          M.P. Ncholo
                                                -------------------------------


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                                                    duly authorised hereto


THUS DONE AND SIGNED BY CLAAS EDMUND DAUN at Rastede, Germany on this the 8th day of OCTOBER 2002 in the presence of the undersigned witnesses.

AS WITNESSES

1.     F. Eilerf

2.     D. Gisenhame
                                                              C.E. Daun
                                                   -----------------------------


THUS DONE AND SIGNED BY PAUL CORNELIS THOMAS SCHOUTEN at Johannesbury on this the 10th day of OCTOBER 2002 in the presence of the undersigned witnesses.

AS WITNESSES

1.      R. Mendelow

2.      ___________________________

                                                            P. Schouten
                                                   -----------------------------


THUS DONE AND SIGNED BY MOLTIN PASEKA NCHOLO at Boksburg on this the 10th day of OCTOBER 2002 in the presence of the undersigned witnesses.

AS WITNESSES

1.      R. Mendelow

2.      ___________________________

                                                             M.P. Ncholo
                                                   -----------------------------

THUS DONE AND SIGNED BY MASECHABA PALESA MOLETSANE NCHOLO at Boksburg on this the 10th day of OCTOBER 2002 in the presence of the undersigned witnesses.

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AS WITNESSES

1.     R. Mendelow

2.      ___________________________

                                                             M. Ncholo
                                                   -----------------------------


THUS DONE AND SIGNED BY MICHELLE PATIENCE BAIRD at Boksburg on this the 10th day of OCTOBER 2002 in the presence of the undersigned witnesses.

AS WITNESSES

1.      R. Mendelow

2.      ___________________________
                                                              M. Baird
                                                   -----------------------------


THUS DONE AND SIGNED BY DEREK SEAN WEBBSTOCK at Boksburg on this the 10th day of OCTOBER 2002 in the presence of the undersigned witnesses.

AS WITNESSES

1.      R. Mendelow

2.      ___________________________

                                                            D. Webbstock
                                                   -----------------------------


THUS DONE AND SIGNED BY CROWN GOLD RECOVERIES at Boksburg on this the 10th day of OCTOBER 2002 in the presence of the undersigned witnesses.

AS WITNESSES

1.      R. Mendelow

2.      ___________________________

                                                           F.H. Coetzee
                                                   -----------------------------

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                                                    duly authorised hereto


[LAST SIGNED ON 10 OCTOBER 2002]

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                                                                         Page 19

ANNEXURE

                          MANAGEMENT SERVICES AGREEMENT

                                     between

                         DURBAN ROODEPORT DEEP, LIMITED
                        (REGISTRATION NO 1895/000926/06)
                                     ("DRD")

                                       and

                       EAST RAND PROPRIETARY MINES LIMITED
                        (REGISTRATION NO. 1893/00773/06)
                                    ("ERPM")

WHEREAS ERPM and DRD wish to enter into a management services agreement on the terms and conditions recorded herein.

1. DURATION

This agreement shall commence on 8 October 2002 and endure for an initial fixed period of 2 (two) years, until 2 October 2004, whereafter it will be automatically renewed for further annual periods until terminated either:

   1.1. by either party on 6 (six) months written notice given prior to 7 October 2004 or on the expiry of any annual period thereafter; or

   1.2. upon the final cessation by ERPM of mining and related activities,

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provided that ERPM shall not be entitled to terminate this agreement foras long as ERPM is indebted to DRD for any cause of indebtedness whatsoever; and

    (a) as long as it is a wholly owned subsidiary of Crown Gold Recoveries
        (Pty) Ltd ("CROWN") and DRD has a 40% shareholding in the latter company through Crown Consolidated Gold Recoveries Ltd; and
    (b) for as long as DRD is financially committed to ERPM or on behalf of ERPM or on behalf of ERPM to third parties.

In the event of the proposed sale agreement of shares in ERPM to CROWN not being implemented, ERPM shall be entitled to cancel this agreement at any time on 3 (three) months written notice, provided that ERPM repays DRD all outstanding amounts owed to DRD and, If required by CROWN, accepts cession and assignment from CROWN of all hedging commitments put in place for gold production of ERPM.

2. NOW THEREFORE IT IS AGREED:

   2.1. That DRD shall provide to ERPM the services set out in paragraph 3, for which DRD will be remunerated on the basis of this agreement.

   2.2. ERPM acknowledges that it is aware that DRD acts in the same or similar capacity for other companies and agrees that DRD shall be entitled to continue to do so and, accordingly, that the services will not be available to ERPM on an exclusive full-time basis.

3. SPECIFIC SERVICES TO BE RENDERED

DRD shall provide ERPM with the following specific services:

   3.1.     Executive services;
   3.2.     Financial management;
   3.3.     Gold administration and hedging;
   3.4.     Treasury services;
   3.5.     Engineering services;
   3.6.     Metallurgical services;

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                                                                         Page 21

   3.7.     Public relations services;
   3.8.     Mineral resource services;
   3.9.     Critical equipment pool services;
   3.10.    Human resources strategic direction;
   3.11.    Legal services;
   3.12.    Environmental services;
   3.13.    Contracts and insurance services;
   3.14.    Company secretarial services.

4. REMUNERATION CHARGE

   4.1. The monthly charge payable by ERPM to DRD for the specific services rendered and to be rendered in terms of this agreement shall be R1 443 500,00 per month calculated in terms of Annexure A for the first two years, escalating by the September CPI inflation rate (all indexes) per annum compounded on 8 October 2004 and annually thereafter.

   4.2. DRD shall be entitled to second certain employees to ERPM on a full time basis from time to time and the costs of such employees shall be payable by ERPM in addition to the fee in 4.1.

   4.3. The charge far each month shall be payable monthly in arrears on the last working day of each month. The amounts payable as per 4.1 are exclusive of VAT.

   4.4. Should ERPM request DRD to provide:

        4.4.1. services other than those specifically set out in paragraph 3; or

        4.4.2. services which may fall within the general categories set out in paragraph 3 but which go beyond those required in the ordinary and normal course of ERPM's business or are of an extraordinary nature, then the fees payable by DRD shall be that amount as may be agreed upon between DRD and ERPM when those services are requested.

5. LIMITATION OF LIABILITY

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                                                                         Page 22

   Neither DRD nor its directors or employer shall be responsible for any liability, loss or damage suffered or incurred by ERPM, its employees, agents, contractors, invitees, guests or any other persons whosoever, whether or not such liability, loss or damage is caused or incurred through or as a result of any act or omission or the negligence of DRD, its employees or agents, or otherwise howsoever, and ERPM hereby indemnifies and holds harmless DRD against any claim by any such employee, agent, contractor, invitee guest or other person and all legal costs which may be incurred by or awarded against DRD in respect of or arising out of such claim.

6. FORCE MAJEURE

   6.1. If DRD is rendered unable, wholly or in part, by "force majeure" to carry out any obligation under this agreement, DRD shall give prompt notice to ERPM of such force majeure with full particulars thereof and insofar as known the probable extent to which it will be unable to perform or be delayed in performing such obligation, whereupon such obligation of DRD shall be suspended so far as it is affected by such force majeure during but not longer than the continuance thereof. In the event of a substantial and material portion of DRD's obligations being so suspended for a period exceeding 6 (six) months, either party shall be entitled to terminate this agreement upon 30 (thirty) days written notice.

   6.2. For the purpose of 6.1, "force majeure" shall mean an act of God, strike, lock-out, act of public enemy, war (declared or undeclared), blockade, revolution, riot, insurrection, civil commotion, lightning, fire, storm, flood, explosion, governmental act or restraint, embargo, unavailability of equipment or transport and other cause whether of a kind specifically set out above or otherwise, which is not reasonably within the control of DRD and whether of a temporary or permanent nature.

7. ARBITRATION

   7.1. Any dispute arising out of this Agreement or the interpretation thereof, both while in force and after its termination, shall be submitted to and determined by arbitration. Any party may demand arbitration by notice in writing to the other parties. Such arbitration shall be held in Johannesburg unless otherwise agreed to in writing and shall be held in a summary manner with a view to it being completed as soon as possible.

   7.2. There shall be 1 (one) arbitrator who shall be, where the question and issue is:

        7.2.1. primarily an accounting matter, an Independent chartered accountant of 10 (ten) years standing;

        7.2.2. primarily a legal matter, a practising Senior Counsel; or

        7.2.3. primarily a technical matter, a suitably qualified person.

   7.3. The appointment of the arbitrator shall be agreed upon between the parties in writing but, failing agreement between them, within a period of 14 (fourteen) days after the arbitration has been demanded in terms of clause 7.1, any party shall be entitled to request the President for the time being of the Law Society of the Northern Provinces to make the appointment and, in making his appointment, to have regard to the nature of the dispute.

   7.4. The arbitrator shall have the powers conferred upon an arbitrator under the Arbitration Act 1965 (as amended), but shall not be obliged to follow the procedures prescribed in that Act and shall be entitled to decide on such procedures as he may consider desirable for the speedy determination of the dispute, and in particular he shall have the sole and absolute discretion to determine whether and to what extent it shall be necessary to file pleadings, make discovery of documents or hear oral evidence.

   7.5. The decision of the arbitrator shall be final and binding on the parties and may be made an order of any court of competent jurisdiction. The parties hereby submit themselves to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa, or any successor thereto, should any Party wish to make the arbitrator's decision an order of that Court.

8. DOMICILIA

   The parties choose as their respective domicilia citandi et executandi for all purposes connected with this agreement, the following addresses, namely:

   DRD                 Physical Address:       DRD Building
                                               45 Empire Road
                                               Parktown
                                               Johannesburg

                       Postal Address:         P O Box 390
                                               Maraisburg, 1700

                       Fax No:                 482-1022


   ERPM:               Physical Address:       Corner Main Reef & Pretoria Roads
                                               Boksburg

                       Postal Address:         P O Box 2227
                                               Boksburg, 1460

                       Fax No:                 892-4650

9. CONFIDENTIALITY

   9.1. No party shall make any announcement or statement regarding this agreement or its content without first having obtained the others' approval and prior written consent to such announcement or statement and its terms.

   9.2. The provisions of 9.1 shall not apply in respect of any announcement or statement which any of the parties is legally obliged to make by virtue of its shares being listed on either the JSE Securities Exchange, South Africa or any other exchange, provided that the party concerned shall consult with the other parties prior to making any announcement or statement contemplated in this clause 9.2

   9.3. No party to this agreement shall disclose the contents of this agreement to any person other than its bankers and to those of its employees who need to have such knowledge for the proper performance of their duties.

   SIGNED at Boksburg on this 10th day of October 2002.


                                         For:  DURBAN ROODEPORT DEEP, LIMITED

Witness:
        ----------------------                 --------------------------------
                                                          DIRECTOR


   SIGNED at Boksburg on this 10th day of October 2002.


                                         For:  EAST RAND PROPRIETARY MINES
                                               LIMITED

Witness:
        ------------------------               -------------------------------
                                                          DIRECTOR

                                                                      ANNEXURE A

   MANAGEMENT FEE

                                                                    TIME         RATE          BENCHMARK       Allocation
   SERVICE                               PERSON                    (HOURS)       DRD           RATE(*)         DRD
   ------------------------------------  ------------------------  -----------   -----------   --------------  ----------
   Executive services                    MWW                          39         6,000                            234,000
                                         FC                          155         3,000                            468,000
                                         ILM                          39         3,000                            117,000
                                         BB                           39         1,500                             58,500

   Financial management                  K Dissel                     20         1,500             1,600           30,000

   Gold admin and treasury               A Beyers                     20         1,000             1,350           20,000

   Engineering service                   G Dempsey                   146         1,500             1,800          219,000

   Metallurgical services                B Ebell                      39         1,000             1,350           38,000

   Public relations                      Russels                      39         1,500             1,800           58,500

   MRM                                   D vd Bergh                   20         1,500             1,800           30,000

   HR training and IR                    J Engels                     39         2,000             1,800           40,000

   Environmental                         M Marais                     39         1,000             1,350           39,000

   Contracts and Insurance               K Hall                       39         1,000             1,350           39,000

   Secretarial                           M Eloff                      20         1,500             1,800           30,000

   Legal                                 B Morton                     39         1,000             1,350           21,500
                                                                                                                ---------
                                                                                                                1,443,500

   *Benchmark rates based on one of the big five auditing firms

   RESOLUTION OF DIRECTORS OF EAST BAND PROPRIETARY MINES LIMITED ("THE COMPANY") PASSED AT JOHANNESBURG ON 10 OCTOBER 2002

   RESOLVED:

   That the Memorandum of Agreement between the present shareholders of the company and Crown Gold Recoveries (Pty) Limited ("the Agreement'), whereby such shareholders sell to Crown their shares in and shareholders' claims against the company, be and is hereby noted and approved by the company;

   that the company acknowledges, notes, and agrees as it hereby does, to the cessions by those present shareholders of the company who have shareholders' claims against the company, as defined in clause 1.1.6 of the Agreement, of such claims to Crown Gold Recoveries (Pty) Limited, and the pledge by all the shareholders of the company, of their shares to Crown, all IN SECURITUM DEBITI in terms of clause 5.3 of the Agreement.

                            CERTIFIED A TRUE AND CORRECT COPY OF THIS RESOLUTION


                            ---------------------------------
                            SECRETARY 0F THE COMPANY